Exhibit 99.1

AT VITAL IMAGES:	AT PADILLA SPEER BEARDSLEY:
Peter J. Goepfrich	Nancy A. Johnson, (612) 455-1745
Chief Financial Officer	Marian Briggs, (612) 455-1742
(952) 487-9500	njohnson@psbpr.com/mbriggs@psbpr.com
www.vitalimages.com

FOR IMMEDIATE RELEASE

VITAL IMAGES ANNOUNCES THIRD QUARTER RESULTS

Minneapolis, November 4, 2009 — Vital Images, Inc. (NASDAQ: VTAL), a leading provider of advanced visualization and analysis solutions, today reported financial results for the third quarter ended September 30, 2009. Third quarter revenue was $14.3 million, compared to $17.7 million for the third quarter of 2008. Third quarter net loss was $750,000, or $(0.05) per diluted share, compared to a net loss of $243,000, or $(0.02) per diluted share, for the third quarter of 2008.

Third quarter adjusted EBITDA (a non-GAAP measure) was $1.2 million, compared to $1.4 million for the third quarter of 2008. Through the first nine months of 2009, adjusted EBITDA was $3.2 million, compared to $568,000 during the same period last year.

Michael H. Carrel, Vital Images president and chief executive officer, said, “There are encouraging signs that our marketplace may be improving. With positive adjusted EBITDA, as well as $140 million in cash and investments and a commitment to profitability, we are well positioned to continue our strategic investments in research and development, services and improving market share for future growth.”

Carrel continued, “Our customers are excited about the recent launch of Vitrea Enterprise Suite and its productivity enhancing, centralized solution for managing volumetric data.  We look forward to showing physicians the depth and breadth of capabilities within Vitrea Enterprise Suite at the upcoming RSNA conference. We were honored at the end of October when Vitrea Enterprise Suite was recognized by AuntMinnie.com editors and its expert panel of radiology professionals as the Minnies winner for Best New Radiology Software in 2009.”

The company’s total cash and investments were $140.3 million as of September 30, 2009, compared to $141.1 million as of June 30, 2009. During the third quarter of 2009, the company repurchased 30,000 shares of its common stock for $323,000 under its publicly announced share repurchase program. As of September 30, 2009, up to 588,000 shares remained to be purchased under the program.

Non-GAAP Information

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Vital Images uses adjusted EBITDA (a non-GAAP measure), which is adjusted to exclude certain items to enhance the overall understanding of our past financial performance. These adjustments to GAAP results are made with the intent of providing both management and investors a more complete understanding of Vital Images’ underlying operational results and trends and our marketplace performance. In addition, these non-GAAP results are among the information management uses to establish internal operating budgets, supplement the financial results and forecasts reported to the company’s board of directors, determine a portion of bonus compensation for executive officers and certain other key employees, and evaluate short-term and long-term operating trends in the company’s core operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP and may not be computed the same as similarly titled measures used by other companies. See Supplemental Financial Information section for a reconciliation from GAAP results to adjusted EBITDA.

Conference Call and Webcast

Vital Images will host a live webcast of its third quarter earnings conference call on Thursday, November 5, 2009 at 10:30 a.m. CT. To access this webcast, go to the investors’ portion of the company’s Web site, www.vitalimages.com, and click on the webcast icon. If you wish to listen to an audio replay of the conference call, dial (888) 203-1112  and enter conference call ID #9428296. The audio replay will be available beginning at 2:00 p.m. CT on Thursday, November 5, 2009 through 5:00 p.m. CT on Thursday, November 19, 2009.

About Vital Images

Vital Images, Inc., headquartered in Minneapolis, is a leading provider of advanced visualization and analysis software solutions. The company’s technology gives radiologists, cardiologists, oncologists and other medical specialists time-saving productivity and communications tools that can be accessed throughout the enterprise and via the Web for easy use in the day-to-day practice of medicine. For more information, visit www.vitalimages.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by that Act. These statements involve risks and uncertainties which could cause results to differ materially from those projected, including but not limited to dependence on market growth, challenges associated with international expansion, the ability to predict product, customer and geographic sales mix, fluctuations in interest rates, regulatory approvals, the timely introduction, availability and acceptance of new products, the impact of competitive products and pricing, dependence on major customers, the ability to successfully manage operating costs, fluctuations in quarterly results, approval of products for reimbursement and the level of reimbursement, and other factors detailed from time to time in Vital Images’ SEC reports, including its annual report on Form 10-K for the year ended December 31, 2008. Vital Images encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and, except as may be required by law, the company undertakes no obligation to update them to reflect subsequent events or circumstances.

Vital Images® and Vitrea® are registered trademarks of Vital Images, Inc. Vital Images disclaims any proprietary interest in the marks and names of others.

Vital Images, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenue:
License fees	$5,624	$9,114	$16,183	$26,178
Maintenance and services	8,274	8,157	25,206	23,502
Hardware	402	408	1,074	1,023
Total revenue	14,300	17,679	42,463	50,703

Cost of revenue:
License fees	749	1,181	2,277	3,345
Maintenance and services	2,351	2,561	6,996	7,612
Hardware	364	318	997	624
Total cost of revenue	3,464	4,060	10,270	11,581

Gross profit	10,836	13,619	32,193	39,122

Operating expenses:
Sales and marketing *	5,200	6,298	16,127	21,207
Research and development *	4,245	5,422	12,200	15,738
General and administrative *	2,405	3,348	7,645	9,935
Asset impairment	—	—	3,147	—
Total operating expenses	11,850	15,068	39,119	46,880

Operating loss	(1,014)	(1,449)	(6,926)	(7,758)

Interest income	200	1,012	960	3,856
Loss before income taxes	(814)	(437)	(5,966)	(3,902)
Provision (benefit) for income taxes	(64)	(194)	14,656	(1,488)
Net loss	$(750)	$(243)	$(20,622)	$(2,414)

Net loss per share — basic and diluted	$(0.05)	$(0.02)	$(1.44)	$(0.15)

Weighted average common shares outstanding - basic and diluted	14,204	15,711	14,336	16,535

* Certain reclassifications have been made to prior period amounts in order to conform to current period presentation — see Supplemental Financial Information section.

Vital Images, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	September 30,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$118,311	$109,706
Marketable securities	6,683	37,287
Accounts receivable, net	12,552	13,047
Deferred income taxes	—	654
Prepaid expenses and other current assets	2,134	2,179
Total current assets	139,680	162,873
Marketable securities	15,278	—
Property and equipment, net	6,168	11,519
Deferred income taxes	—	13,904
Other intangible assets, net	472	808
Goodwill	9,089	9,089
Total assets	$170,687	$198,193

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,710	$3,792
Accrued compensation	2,741	2,936
Accrued royalties	621	1,057
Other current liabilities	2,095	1,947
Deferred revenue	14,972	17,724
Total current liabilities	23,139	27,456
Deferred revenue	862	1,164
Deferred rent	572	882
Total liabilities	24,573	29,502

Stockholders’ equity:
Preferred stock: $0.01 par value; 5,000 shares authorized; none issued or outstanding	—	—
Common stock: $0.01 par value; 40,000 shares authorized; 14,291 issued and outstanding as of September 30, 2009; and 14,673 shares issued and outstanding as of December 31, 2008	143	147
Additional paid-in capital	166,806	168,738
Accumulated deficit	(21,002)	(380)
Accumulated other comprehensive income	167	186
Total stockholders’ equity	146,114	168,691
Total liabilities and stockholders’ equity	$170,687	$198,193

Vital Images, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Nine Months Ended
	September 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(20,622)	$(2,414)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	3,747	3,679
Amortization of identified intangibles	336	783
Loss on disposal of assets	112	—
Asset impairment	3,147	—
Provision for doubtful accounts	141	391
Deferred income taxes	14,664	(1,488)
Excess tax benefit from stock transactions	—	(317)
Amortization of discount and accretion of premium on marketable securities	241	(538)
Employee stock-based compensation	2,926	3,864
Amortization of deferred rent	(296)	(280)
Changes in operating assets and liabilities:
Accounts receivable	354	1,168
Prepaid expenses and other assets	45	(282)
Accounts payable	(793)	349
Accrued expenses and other liabilities	(596)	584
Deferred revenue	(3,054)	835
Net cash provided by operating activities	352	6,334

Cash flows from investing activities:
Purchases of property and equipment	(1,944)	(3,994)
Purchases of marketable securities	(21,749)	(76,313)
Proceeds from maturities of marketable securities	36,709	48,857
Proceeds from sale of marketable securities	—	1,581
Net cash provided by (used in) investing activities	13,016	(29,869)

Cash flows from financing activities:
Repurchases of common stock	(6,081)	(25,383)
Proceeds from sale of common stock under stock plans	1,318	1,713
Excess tax benefit from stock transactions	—	317
Net cash used in financing activities	(4,763)	(23,353)

Net increase (decrease) in cash and cash equivalents	8,605	(46,888)
Cash and cash equivalents, beginning of period	109,706	146,685
Cash and cash equivalents, end of period	$118,311	$99,797

Vital Images, Inc.

Supplemental Financial Information

Revenue Summary (dollars in thousands):

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2009		2008		2009		2008
Revenue:
License fees	$5,624		$9,114		$16,183		$26,178
Maintenance and services	8,274		8,157		25,206		23,502
Hardware	402		408		1,074		1,023
Total revenue	$14,300		$17,679		$42,463		$50,703

Revenue by channel and as a percent of total revenue:
Direct and other distributors	$6,321	44%	$7,890	45%	$18,702	44%	$24,248	48%
Toshiba	7,979	56	9,789	55	23,761	56	26,455	52
Total revenue	$14,300	100%	$17,679	100%	$42,463	100%	$50,703	100%

License fee revenue by channel and as a percent of total license fee revenue:
Direct and other distributors	$928	17%	$2,296	25%	$2,633	16%	$8,143	31%
Toshiba	4,696	83	6,818	75	13,550	84	18,035	69
Total license fee revenue	$5,624	100%	$9,114	100%	$16,183	100%	$26,178	100%

Maintenance and services revenue by channel and as a percent of total maintenance and services revenue:
Direct and other distributors	$5,051	61%	$5,288	65%	$15,338	61%	$15,218	65%
Toshiba	3,223	39	2,869	35	9,868	39	8,284	35
Total maintenance and services revenue	$8,274	100%	$8,157	100%	$25,206	100%	$23,502	100%

Revenue by geography:
United States	$9,516		$11,996		$28,195		$37,207
Europe	2,584		3,475		7,599		7,435
Asia and Pacific	1,279		1,213		3,422		3,162
Other foreign	921		995		3,247		2,899
Total revenue	$14,300		$17,679		$42,463		$50,703
Export revenue as a percent of total revenue:	33%		32%		34%		27%

Operating Expense Reclassifications:

During the third quarter of 2009, the company reclassified certain items within its operating expense categories. As a result, prior period operating expense amounts have been reclassified in order to conform to the current period presentation. Expenses related to certain product development related activities were reclassified from general and administrative expense and sales and marketing expense to research and development expense, and had no effect on previously reported stockholders’ equity, net loss or net cash flows.

Quarterly operating expenses for 2008 and the first three quarters of 2009 using the current period presentation were as follows (in thousands):

	For the Three Months Ended
	Mar 31, 2008	June 30, 2008	Sept 30, 2008	Dec 31, 2008	Mar 31, 2009	June 30, 2009	Sept 30, 2009

Operating expenses:
Sales and marketing	$7,439	$7,470	$6,298	$6,628	$5,440	$5,487	$5,200
Research and development	5,091	5,225	5,422	4,617	4,002	3,953	4,245
General and administrative	3,457	3,130	3,348	3,308	2,743	2,497	2,405
Restructuring charge	—	—	—	660	—	—	—
Asset impairment	—	—	—	—	—	3,147	—
Total operating expenses	$15,987	$15,825	$15,068	$15,213	$12,185	$15,084	$11,850

Reconciliation from GAAP results to adjusted EBITDA (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Adjusted EBITDA (in thousands):
Operating loss	$(1,014)	$(1,449)	$(6,926)	$(7,758)
Equity-based compensation	952	1,322	2,926	3,864
Depreciation and amortization of property and equipment	1,202	1,223	3,747	3,679
Amortization of identified intangibles	90	261	336	783
Asset impairment	—	—	3,147	—
Adjusted EBITDA	$1,230	$1,357	$3,230	$568

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